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                                                                    EXHIBIT 10.3


                                PARACELSIAN, INC.
               266A LANGMUIR LABORATORIES, CORNELL TECHNOLOGY PARK
              Ithaca, NY 14850, Phone 607-257-4224 Fax 607-257-2734

                   No. 4 LuChangJie To Tiao, Xuan Wu District
                       Beijing, China, 010 6315 2410; Fax

                         APPLICATIONS RESEARCH AGREEMENT

     This Agreement, dated October 1, 2001, by and between Kubota Corporation (hereinafter referred to as "Kubota"), a Japanese corporation with a place of business at 1-1, Hama 1-chome, Amagasaki City, Hyogo JAPAN, and PARACELSIAN, INC., a Delaware corporation with an address at 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, NY 14850 (hereinafter referred to as "Paracelsian") agree to the following:

GENERAL

     a. Paracelsian shall use its best efforts to complete the up-grading of Ah-Immunoassay kits in accordance with the attached two page PROPOSAL OUTLINE FOR UP-GRADING OF AH-IMMKUNOASSY KITS (hereinafter referred to as "APPLICATION RESEARCH").

     b. The APPLICATIONS RESEARCH may be amended at any time by mutual agreement of Kubota and Paracelsian.

     c. The parties may hold technical review meetings to discuss progress, plan future actions and discuss effective changes, if any, to the APPLICATIONS RESEARCH. Paracelsian and Kubota each will appoint a leader to coordinate the APPLICATIONS RESEARCH efforts pursuant to this Agreement and the flow of information between the parties.

CONTRACT AMOUNT

The total of this Development Contract is Three Hundred and Fifty Thousand Dollars ($350,000).

PAYMENT TERMS

Payments will be made in four installments according to the one page attached UP-GRADING OF AH-IMMUNOASSAY KIT CONDITIONS schedule.

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OWNERSHIP AND PRACTICE OF THE FRUITS OF THE APPLICATIONS RESEARCH.

a. All information and fruits ("Fruits") on this APPLICATION RESEARCH will be jointly owned by Paracelsian and Kubota according to the terms and conditions of License Agreement dated on January 21, 2000. Kubota shall be entitled to manufacture, have manufactured, distribute, sale and/or use ("Practice") such Fruits pursuant thereto.

b. Starting from January 1, 2003, Kubota shall be entitled to receive the compensation for the Practice of AH-Immunoassay kits incorporating such Fruits by Paracelsian for each year by the amount calculated in the following formula, regardless of shape, form or completeness of Fruits.

     Compensation = (PX0.1) / R1 X R2

     P = all the annual sales revenues of Ah-Immunoassay kits by Paracelsian and Kubota. The sale will exclude the sales made in the United States of America and Republic of China.

     R1 = ALL THE PAYMENTS MADE BY PARACELSIAN AND KUBOTA HEREUNDER
            All the investments which have been made so far by Paracelsian and will be made by Kubota and Paracelsian according to this Agreement, namely, USD 4,125,426 + "K's investment" + "P's investment"
            "K's investment" + "P's investment" means total investments of this Agreement.

     R2 = ALL THE PAYMENTS MADE BY KUBOTA HEREUNDER
            All the investments made by Kubota for immunoassay development of this Agreement

c. It is agreed that there will be no cap for the amount of Compensation and that Kubota's right for the Compensation shall be lasting as far as Paracelsian continues to sell AH-Immunoassay kit.

d. Should any law require Paracelsian to withhold such taxes from due Kubota and pay them directly to the governmental authority, Paracelsian agrees to notify Kubota of the authority to so withhold and pay the taxes and to furnish Kubota with adequate receipts indicating all amounts so paid by Paracelsian and to whom such payments were paid.


  /s/ Tatsuo Arata                              /s/ NoriYoshi Inoue
-----------------------------------------     ----------------------------------
Tatsuo Arata                                  NoriYoshi Inoue
Managing Director                             President & CEO
General Manager
                                              233 Langmuir Laboratories
1-1, Hama 1-Chome, Amagasaki City,            95 Brown Road, Ithaca, NY
Hyogo 661-8567 Japan                          Paracelsian, Inc.
Technology Development Headquarters
Kubota Corporation

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                                   Attachment

                                   [Omitted.]

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